EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CHARMING SHOPPES, INC. ANNOUNCES
EXECUTIVE MANAGEMENT CHANGE

Bensalem, PA, February 6, 2007 - Charming Shoppes, Inc., (NASDAQ-CHRS), a leading multi-brand, multi-channel specialty apparel retailer specializing in women's plus-size apparel, announced an executive management change today.

Joseph M. Baron, Executive Vice President and Chief Operating Officer, has assumed the responsibility of interim President of Crosstown Traders, Inc., the Company’s direct-to-consumer business, following the departure of Steven A. Lightman, who has left the Company. Charming Shoppes has initiated an immediate search for a President of Crosstown Traders.

Since 2002, Baron has served as Executive Vice President and Chief Operating Officer of Charming Shoppes. His career in retailing has spanned over 35 years, including various management and executive management positions during his 30 year career at Sears, Roebuck & Co.

During the last year, Charming Shoppes has made much progress regarding the integration of Crosstown Traders into Charming Shoppes, Inc. The consolidation of the catalog apparel businesses in Tucson, AZ, has enabled the Company to better manage this business with increased efficiencies. The Company has integrated Crosstown Traders’ backroom support functions into its corporate Business Service Center and shared services organization. Additionally, the Company has strengthened Crosstown Traders’ organization in areas including finance, operations, direct sourcing, warehousing and distribution. These actions position the Crosstown Traders organization to dedicate their talents and expertise to the execution of the direct-to-consumer business plan.

Commenting on today’s announcement, Dorrit J. Bern, Chairman, CEO and President of Charming Shoppes, Inc. said, “In the last five years, Joe has made many strong contributions to Charming Shoppes, including leading the development and launch of our outlet channel business, and building a platform which has supported the extraordinary growth of our e-commerce business. With the combination of Joe’s strong management and execution abilities, and the contributions of a dedicated and talented management team at Crosstown Traders, we are well-positioned for the launch of the Company’s Lane Bryant catalog during Fall 2007.”

Charming Shoppes, Inc. operates 2,402 retail stores in 48 states under the names LANE BRYANT®, FASHION BUG®, FASHION BUG PLUS®, CATHERINES PLUS SIZES®, LANE BRYANT OUTLET™, and PETITE SOPHISTICATE OUTLET™. Additionally, apparel, accessories, footwear and gift catalogs, including the following titles, are operated by Charming Shoppes' Crosstown Traders: Old Pueblo Traders, Bedford Fair, Willow Ridge, Lew Magram, Brownstone Studio, Regalia, Intimate Appeal, Monterey Bay Clothing Company, Coward Shoe, Home, Etc. and Figi's.

This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: the failure to implement the Company's business plan for increased profitability and growth in the Company's retail stores and direct-to-consumer segments, the failure to successfully implement the Company's expansion of Cacique through new store formats, the failure to successfully implement the Company's integration of operations of, and the business plan for, Crosstown Traders, Inc., adverse changes in costs vital to catalog operations, such as postage, paper and acquisition of prospects, declining response rates to catalog offerings, failure to maintain efficient and uninterrupted order-taking and fulfillment in our direct-to-consumer business, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, escalation of energy costs, a weakness in overall consumer demand, failure to find suitable store locations, the failure to retain or replace key personnel , the ability to hire and train associates, trade and security restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow from the Company's centralized distribution facilities, competitive pressures, and the adverse effects of natural disasters, war, acts of terrorism or threats of either, or other armed conflict, on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2006 and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:	Gayle M. Coolick
Director of Investor Relations
(215) 638-6955